                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                              Amendment No. 2 to

                                   FORM 8-K/A

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)  January 23, 1997

                    BUREAU OF ELECTRONIC PUBLISHING, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other Jurisdiction of Incorporation)

             1-13890                            22-2894444
      (Commission File No.)        (I.R.S. Employer Identification No.)

           745 Alexander Road   Princeton, New Jersey     08540
            (Address of principal executive offices)    (zip code)

      Registrant's telephone number including area code   (609) 514-1600

Item 7. Financial Statements and Exhibits.

     This Amendment No. 2 is being filed to replace in their entirety the financial statements contained in Amendment No. 1 to this current report on Form 8-K.

     (a) Financial Statements of Business Acquired

         Financial Statements as of December 31, 1996 and 1995 of Jinan Chemical Fibre Corporation - Plant One

         Financial Statements as of December 31, 1996 and 1995 of Pacific Chemical Group Limited

         Financial Statements as of December 31, 1996 of Jinan Da Yang Chemical Fibre Company Limited

     (b) Pro Forma Financial Information

         Pro Forma Financial Information (unaudited) of Bureau of Electronic Publishing, Inc. as of and for the year ended December 31, 1996

     (c) Exhibits -- Previously filed

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       BUREAU OF ELECTRONIC PUBLISHING, INC.

                                       By: /s/ J. S. Pan
                                           J. S. Pan, Vice President and
                                           Chief Financial Officer
Date: April 18, 1997

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE
                 ============================================

             FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 and 1995

                      TOGETHER WITH AUDITORS' REPORT

                     [LETTERHEAD OF ARTHUR ANDERSEN & CO]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Jinan Chemical Fibre Corporation

We have audited the accompanying statements of net assets of Jinan Chemical Fibre Corporation - Plant One ("Plant One") as of December 31, 1996 and 1995, and the related statements of expenditures and cash flows for the years then ended, expressed in Chinese Renminbi. These financial statements are the responsibility of the management of Plant One. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Plant One as of December 31, 1996 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

Hong Kong,
April 1, 1997.

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE

                          STATEMENTS OF EXPENDITURES

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                            (Amounts in thousands)

                                               1995         1996        1996
                                               ----         ----        ----
                                               Rmb          Rmb         US$
Cost of goods transferred to other
  production units of Jinan Chemical
  Fibre Corporation and to third
  parties                                    583,095      484,880      58,451

General and administrative expenses           17,790       16,472       1,986
                                             -------      -------      ------
Total costs and expenses                     600,885      501,352      60,437
                                             =======      =======      ======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE

                           STATEMENTS OF NET ASSETS

                       AS OF DECEMBER 31, 1996 and 1995

                            (Amounts in thousands)

                                                   1995         1996        1996
                                                   ----         ----        ----
                                                   Rmb          Rmb         US$
ASSETS

Current assets:
  Accounts receivable                              2,208          173         21

  Inventories and spare parts, net               102,573       45,755      5,516
  Prepayments and other current assets            12,489       16,666      2,009
                                                 -------      -------     ------
    Total current assets                         117,270       62,594      7,546

 Fixed assets, net                               386,416      278,363     33,556
                                                 -------      -------     ------
    Total assets                                 503,686      340,957     41,102
                                                 -------      -------     ------
LIABILITIES

Current liabilities:
  Accounts payable                                41,663       60,310      7,270
  Accrued expenses and other liabilities             643        1,553        187
                                                 -------      -------     ------
    Total current liabilities                     42,306       61,863      7,457
                                                 -------      -------     ------
    Net assets                                   461,380      279,094     33,645
                                                 =======      =======     ======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE

                           STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1996 and 1995

                            (Amounts in thousands)

                                                1995         1996         1996
                                                ----         ----         ----
                                                Rmb          Rmb          US$
Cash flows from operating activities:
Total costs and expenses                      (600,885)    (501,352)    (60,437)
Adjustments to reconcile total costs and
  expenses to net cash used in operating
  activities:
Depreciation of property, plant and equipment   33,365       31,946       3,851
(Increase) decrease in assets:
Accounts receivable                             (2,208)       2,035         245

Inventories and spare parts                    (15,346)      56,818       6,849
Prepayments and other current assets             7,138       (4,177)       (504)
Increase (decrease) in liabilities:
Accounts payable                                38,583       18,647       2,248
Accrued expenses and other liabilities             (86)         910         109
                                              --------     --------     -------
  Net cash used in operating activities       (539,439)    (395,173)    (47,639)
                                              --------     --------     -------
Cash flows from financing activities:
Net cash transferred from Jinan Chemical Fibre
  Corporation - head office                     539,439     395,173      47,639
                                               --------     -------     -------
  Net cash provided by financing activities     539,439     395,173      47,639
                                               --------     -------     -------
Net changes in cash and cash equivalents            -           -           -
                                               --------     -------     -------
Cash and cash equivalents, beginning of year        -           -           -
                                               --------     -------     -------
Cash and cash equivalents, end of year              -           -           -
                                               ========     =======     =======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE

                       NOTES TO THE FINANCIAL STATEMENTS

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

Jinan Chemical Fibre Corporation ("JCFC") was incorporated in the People's Republic of China (the "PRC") in 1990 as a stated-owned enterprise. JCFC is principally engaged in the manufacturing of chemical fibre. Plant One is one of the production units of JCFC and is principally engaged in the manufacturing of Purified Terephthalic Acid ("PTA") for further processing by other production units of JCFC. A small portion of PTA produced is sold to third parties.

Based on a joint venture agreement dated February 9, 1996 between JCFC and Pacific Chemical Group Limited ("Pacific Chemical"), a company incorporated in the British Virgin Islands, a Sino-foreign equity joint venture enterprise, Jinan Da Yang Chemical Fibre Company Limited (the "Joint Venture"), was established. Pursuant to the aforesaid agreement, Pacific Chemical will pay US$14,995,000 in cash as its capital contribution for 51% of the equity interest in the Joint Venture. JCFC will own 49% of the equity interest in the Joint Venture and will contribute to the Joint Venture part of its production facilities and other assets including certain machinery and equipment of Plant One, valued at US$ 14,425,000, based on PRC regulations as its capital investment. JCFC has also agreed to lease to the Joint Venture certain production equipment, land and buildings of Plant One with an estimated valuation of approximately Rmb 259 million for an annual payment of Rmb 35,083,000 for a period of three years. The rental charges will be adjusted and mutually agreed by JCFC and Pacific Chemical after the initial three years' rental period. The Joint Venture will also succeed to the business of manufacturing and sale of PTA currently conducted by Plant One.

The Joint Venture was formally incorporated on March 27, 1996. As of December 31, 1996, JCFC had already contributed machinery and equipment valued at US$14,425,000 to the Joint Venture. However, the injection of cash by Pacific Chemical and the transfer of operations from Plant One to the Joint Venture had not been completed.

Other key provisions of the joint venture agreement and related supplemental agreements between JCFC and Pacific Chemical included the following:

o the joint venture period is 50 years commencing from the formation of the Joint Venture on March 27, 1996;

o the profit and loss sharing ratio is the same as the percentage of equity interests held by the respective investors;

o the Board of Directors consists of 7 members; 3 designated by JCFC and 4 designated by Pacific Chemical;

o the production of the Joint Venture will first serve the demand of JCFC's annual production requirements;

o the Joint Venture will guarantee approximately 70,000 tons of PTA per annum to supply to JCFC at sales prices set by the PRC Price Bureau;

o JCFC will continue to provide management and administrative services to the Joint Venture for a management fee; and

o JCFC will transfer to the Joint Venture the right to use electricity and water, and the Joint Venture will pay JCFC a one-off license and know-how fee for the use of certain fixed assets of Plant One. The total cost to the Joint Venture will be approximately Rmb 62.6 million; and

o JCFC will purchase certain raw materials for the Joint Venture. Such raw materials will be sold to the Joint Venture based on the prevailing market prices of such raw materials at the date of utilization for production by the Joint Venture.

Plant One conducts its operations in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, political, economic and legal environments and foreign currency exchange. These risks are described further in the following paragraphs:

a.  Political Environment

    Plant One's results may be adversely affected by changes in the political and social conditions in the PRC and by, among other things, changes in governmental policies with respect to laws and regulations, inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation. While the PRC government is expected to continue its economic reform policies, many of the reforms are new or experimental and may be refined or changed. It is also possible that a change in the PRC leadership could lead to changes in economic policy.

b.  Economic Environment

    The economy of the PRC differs significantly from the United States economy in many respects, including its structure, levels of development and capital reinvestment, growth rate, government involvement, resource allocation, self- sufficiency, rate of inflation and balance of payments position. The adoption of economic reform policies since 1978 has resulted in a gradual reduction in the role of state economic plans in the allocation of resources, pricing and management of such assets, an increased emphasis on the utilization of market forces, and rapid growth in the PRC economy. However, such growth has been uneven among various regions of the country and among various sectors of the economy.

b.  Economic Environment (Cont'd)

    In recent years, the PRC economy has experienced periods of rapid economic expansion and high rates of inflation, which have led to the adoption by the central government from time to time of various corrective measures designed to regulate growth and contain inflation. High inflation may cause the government to take other actions which could inhibit economic activity in the PRC and may thereby delay planned expansion. Such actions could adversely affect Plant One's results of operations and expansion plans.

c.  Legal Environment

    The PRC's legal system is based on written statutes under which prior court decisions may be cited as authority but do not have binding precedential effect. The PRC's legal system is relatively new, and the government is still in the process of developing a comprehensive system of laws, a process that has been ongoing since 1979. Considerable progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. Such legislation has significantly enhanced the protection afforded to foreign investors. However, experience with respect to the implementation, interpretation and enforcement of such laws is limited.

d.  Foreign Currency Exchange

    The Joint Venture expects that substantially all of its revenue will be denominated in Renminbi. A portion of the future profits of the Joint Venture, if any, will need to be converted to other currencies to meet its foreign currency obligations such as payment of dividends declared. Both the conversion of Renminbi into foreign currencies and the remittance of foreign currencies abroad require PRC government approvals.

    No assurance can be given that the Joint Venture will be able to convert sufficient amounts of foreign currencies in the PRC foreign exchange market in the future for payment of dividends.

2.  BASIS OF PRESENTATION

Being one of the several production units of JCFC, Plant One did not maintain separate accounting records in the past. The account balances of Plant One were commingled with the accounts of other production units of JCFC. The statements of expenditures and the statements of net assets of Plant One were prepared by management by identifying those expenditures, and those assets and liabilities directly related and/or attributable to Plant One.

For the years ended December 31, 1996 and 1995, majority of Plant One's products was transferred to other production units of JCFC for further manufacturing and processing.

Pursuant to the joint venture agreement between JCFC and Pacific Chemical (see
Note 1), the Joint Venture will supply PTA to JCFC at sales prices set by the PRC Price Bureau. The ranges of sales prices of PTA according to notices/ correspondence from the State/Jinan City Price Bureau for the years ended December 31, 1996 and 1995 as set by the PRC Price Bureau are summarized as follows:

                                1995             1996            1996
                                ----             ----            ----
                                Rmb              Rmb             US$
                             (Unaudited)      (Unaudited)     (Unaudited)

Price of PTA (per ton)      6,838 - 11,197   5,085 - 11,197     680-721

The historical average market prices published in certain PRC industry journals are summarized as follows:

                                 1995             1996            1996
                                 ----             ----            ----
                                 Rmb              Rmb             US$
                              (Unaudited)      (Unaudited)      (Unaudited)

Market price of PTA (per ton)   12,227            7,668            924

If the sales prices set by the PRC Price Bureau had been adopted by Plant One for its transfer of PTA to JCFC, the total sales revenue, net of value-added tax ("VAT"), and income (loss) before income taxes of Plant One would have been as follows:

                                      1995             1996            1996
                                      ----             ----            ----
                                     Rmb'000          Rmb'000          US$'000
                                   (Unaudited)      (Unaudited)      (Unaudited)

Revenue*                             750,797          603,806          72,787
Total costs and expenses            (600,885)        (501,352)        (60,437)
                                    --------         --------         -------
Income before income taxes*          149,912          102,454          12,350
                                    ========         ========         =======

* There was a range of sales prices quoted by Jinan City Price Bureau during the year ended December 31, 1996. The sales prices used for computation of revenue and income before income taxes above are determined by the management of JCFC by reference to the range of sales prices set by the Price Bureau. The management of JCFC believed that the sales prices adopted are reasonable.


If the historical market prices had been adopted by Plant One for its transfer of PTA to JCFC, the total sales revenue, net of VAT, and income (loss) before income taxes of Plant One would have been as follows:

                                      1995             1996            1996
                                      ----             ----            ----
                                     Rmb'000          Rmb'000          US$'000
                                   (Unaudited)      (Unaudited)      (Unaudited)

Revenue                              947,821          498,037           60,037
Total costs and expenses            (600,885)        (501,352)         (60,437)
                                    --------         --------          -------
Income (loss) before income taxes    346,936           (3,315)            (400)
                                    ========         ========          =======

The sales revenue computed above based on the prices set by the PRC Price Bureau and the historical market prices are both for reference purposes only and are not actual transaction prices. No representation is made that Plant One's products could have been, or could be sold to JCFC or third party customers at these prices or at any other prices.

JCFC has four different major production units and, accordingly, 25% of the total general and administrative expenses of JCFC were allocated to Plant One and recorded in the accompanying financial statements.

The accompanying financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").
This basis of accounting differs from that used in the statutory accounts of JCFC, which were prepared in accordance with the accounting principles and other relevant financial regulations applicable to state-owned enterprises as established by the Ministry of Finance of the PRC.

Major adjustments made to conform to US GAAP included the following:

o Restatement of fixed assets purchased in foreign currencies using the market exchange rates for translation;

o Adjustment for depreciation of fixed assets to reflect the useful economic lives of fixed assets.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Taxation

    (i)  Income taxes

         Pursuant to the relevant income tax laws applicable to state-owned enterprises in the PRC, JCFC is subject to PRC income taxes at the applicable tax rate (currently 33%) on the taxable income as reported in its statutory accounts.

         As one of the production units of JCFC, the majority of the Plant One's products are transferred to other production units for further processing. Since Plant One itself does not maintain a separate set of accounting records, all of its income tax liabilities, if any, are borne by JCFC. Accordingly, no income taxes have been provided in Plant One's financial statements.

a.  Taxation (Cont'd)

    (ii) Valued-added Tax

         Plant One's sales are subject to VAT which is the principal indirect tax on the sales of tangible goods and the provision of certain specified services. The general VAT rate applicable to Plant One's products is 17%.

b.  Inventories

    Inventories are stated at the lower of cost, on a first-in first-out basis, or net realizable value. Costs of work-in-progress and finished goods include direct materials, direct labor and an attributable portion of production overheads. Net realizable value is calculated based on estimated normal selling price less all further costs of production and the related costs of marketing, selling and distribution. Provision is made for obsolete, slow moving or defective items, where appropriate.

c.  Fixed Assets and Depreciation

    Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight-line method over the assets' estimated useful lives, after taking into account the estimated residual value of 5% of the costs of the fixed assets. The estimated useful lives are as follows:

                    Buildings                   25 years
                    Machinery and equipment     14 years

d.  Foreign Currency Translation

    Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies, or at a Foreign Exchange Adjustment Center.

    Foreign currency transactions are translated into Renminbi at the exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the exchange rates prevailing at the balance sheet dates. The resulting exchange differences are recorded in the statements of expenditures.

e.  Use of Estimates

    The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

4.  INVENTORIES AND SPARE PARTS

    Inventories and spare parts comprised:

                                          1995           1996         1996
                                          ----           ----         ----
                                         Rmb'000        Rmb'000       US$'000

Raw materials                             87,268         34,839        4,200
Finished goods                             2,796         12,279        1,480
Spare parts                               19,244            -            -
Less: Net realizable value and
      obsolescence provision              (6,735)        (1,363)        (164)
                                         -------         ------        -----
Inventories and spare parts, net         102,573         45,755        5,516
                                         =======         ======        =====

5.  Fixed Assets

Property, plant and equipment comprised:

                                          1995          1996          1996
                                          ----          ----          ----
                                         Rmb'000       Rmb'000      US$'000

Buildings                                109,550       109,550       13,206
Machinery and equipment                  427,010       310,115       37,384
                                        --------      --------      -------
                                         536,560       419,665       50,590

Less: Accumulated depreciation          (150,144)     (141,302)     (17,034)
                                        --------      --------      -------
Net book value                           386,416       278,363       33,556
                                        ========      ========      =======

The Joint Venture will be granted the right to use the parcel of land and buildings presently occupied by Plant One for an annual rental of Rmb506,000 and Rmb2,345,000 respectively. The rental period is not specified in the agreement.

6.  MOVEMENTS IN NET ASSETS

Movements in net assets were as follows:

                                          1995         1996         1996
                                          ----         ----         ----
                                         Rmb'000      Rmb'000     US$'000

Beginning balance                        522,826      461,380      55,618
Total costs and expenses for the year   (600,885)    (501,352)    (60,437)
Net book value of fixed assets
  transferred to the Joint Venture          -         (76,107)     (9,175)
Net cash transferred from JCFC           539,439      395,173      47,639
                                        --------     --------     -------
Ending balance                           461,380      279,094      33,645
                                        ========     ========     =======

7.  RETIREMENT PLAN

As stipulated by the regulations of the PRC government, JCFC has established a defined contribution retirement plan for all of its staff. Under this plan, all staff are entitled to a fixed life-long pension equal to their basic salaries at their retirement dates. JCFC is required to make specific contributions to the state-sponsored retirement plan at a rate of 25% of the basic salaries of the staff. It has no future obligations for the pension payment or any other post-retirement benefits beyond the annual contributions made. The PRC government is responsible for the entire pension liabilities to these retired employees. During the years ended December 31, 1996 and 1995, Plant One made pension contributions of Rmb1,548,292 and Rmb1,681,368 respectively.

                        PACIFIC CHEMICAL GROUP LIMITED
                        ==============================

            FINANCIAL STATEMENTS AS OF DECEMBER 31, 1995 AND 1996

                        TOGETHER WITH AUDITORS' REPORT

                     [LETTERHEAD OF ARTHUR ANDERSEN & CO]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Pacific Chemical Group Limited

We have audited the accompanying balance sheets of Pacific Chemical Group Limited (a company incorporated in the British Virgin Islands) as of December 31, 1995 and 1996, and the related statements of expenditures, cash flows and changes in shareholder's equity for the period from November 28, 1995 (date of incorporation) to December 31, 1995 and for the year ended December 31, 1996, expressed in United States dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Chemical Group Limited as of December 31, 1995 and 1996, and the results of its operations and cash flows for the period from November 28, 1995 (date of incorporation) to December 31, 1995 and for the year ended December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

Hong Kong,
April 1, 1997.

                        PACIFIC CHEMICAL GROUP LIMITED

                          STATEMENTS OF EXPENDITURES

        FOR THE PERIOD FROM NOVEMBER 28, 1995 (DATE OF INCORPORATION)

        TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996

                     (Expressed in United States dollars)

                                                   1995          1996
                                                   ----          ----

     General and administrative expenses         $(2,158)     $(121,852)

     Provision for income tax                          -              -
                                                 -------      ---------
     Net loss for the period/year                $(2,158)     $(121,852)
                                                 =======      =========

                        PACIFIC CHEMICAL GROUP LIMITED

               BALANCE SHEETS AS OF DECEMBER 31, 1995 AND 1996

                     (Expressed in United States dollars)

                                                   1995          1996
                                                   ----          ----
ASSET

     Cash on hand                                $12,842       $ 20,888
                                                 =======       ========
LIABILITIES

     Accrued liabilities                         $     -       $121,852
                                                 -------       --------
SHAREHOLDERS' EQUITY

  Share capital                                        2          8,048
  Share premium                                   14,998         14,998
  Accumulated deficit                             (2,158)      (124,010)
                                                 -------       --------

    Shareholders' equity                          12,842       (100,964)
                                                 -------       --------

    Total liabilities and shareholders' equity   $12,842       $ 20,888
                                                 =======       ========

                        PACIFIC CHEMICAL GROUP LIMITED

                           STATEMENTS OF CASH FLOWS

        FOR THE PERIOD FROM NOVEMBER 28, 1995 (DATE OF INCORPORATION)

        TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996

                     (Expressed in United States dollars)

                                                   1995          1996
                                                   ----          ----
Cash flows from operating activities:
Net loss                                        $(2,158)      $(121,852)
Increase in accrued liabilities                       -         121,852
                                                -------       ---------
  Net cash used in operating activities          (2,158)              -

Cash flows from financing activity:
Proceeds from issue of shares                    15,000           8,046
                                                -------       ---------
Increase in cash and cash equivalents            12,842           8,046

Cash and cash equivalents, beginning of
  period/year                                         -          12,842
                                                -------       ---------
Cash and cash equivalents, end of period/year   $12,842       $  20,888
                                                =======       =========

                        PACIFIC CHEMICAL GROUP LIMITED

                STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

        FOR THE PERIOD FROM NOVEMBER 28, 1995 (DATE OF INCORPORATION)

        TO DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996

                     (Expressed in United States dollars)

                                      Share    Share   Accumulated
                                     capital  premium    deficit       Total
                                     -------  -------  -----------     -----
Contribution from a
  shareholder                         $    2  $14,998  $       -   $  15,000

Net loss                                   -        -     (2,158)     (2,158)
                                      ------  -------  ---------   ---------
Balance as of December 31, 1995            2   14,998     (2,158)     12,842

Contribution from shareholders         8,046        -          -       8,046

Net loss                                   -        -   (121,852)   (121,852)
                                      ------  -------  ---------   ---------
Balance as of December 31, 1996       $8,048  $14,998  $(124,010)  $(100,964)
                                      ======  =======  =========   =========

                        PACIFIC CHEMICAL GROUP LIMITED

                      NOTES TO THE FINANCIAL STATEMENTS

                 (Amounts expressed in United States dollars)

1.  ORGANIZATION AND OPERATIONS

The Company was incorporated in the British Virgin Islands on November 28, 1995.

Based on a joint venture agreement dated February 9, 1996 between Jinan Chemical Fibre Corporation ("JCFC"), a company incorporated in the People's Republic of China (the "PRC"), and the Company, a Sino-foreign equity joint venture enterprise, Jinan Da Yang Chemical Fibre Company Limited (the "Joint Venture"), was established. Pursuant to the aforesaid agreement, the Company will pay $14,995,000 in cash as its capital contribution for 51% of the equity interest in the Joint Venture. JCFC will own 49% of the equity interest in the Joint Venture and will contribute to the Joint Venture part of its production facilities and other assets including certain machinery and equipment, valued at $14,425,000, based on PRC regulations as its capital investment. The Joint Venture will also succeed to the business of manufacturing and sale of Purified Terephthalic Acid currently conducted by a plant of JCFC.

The Joint Venture was formally incorporated on March 27, 1996. As of December 31, 1996, JCFC had already contributed machinery and equipment valued at $14,425,000 to the Joint Venture. However, the injection of cash by the Company and the transfer of operations from JCFC to the Joint Venture had not been completed.

2.  BASIS OF PRESENTATION

The accompanying financial statements were prepared in accordance with generally accepted accounting principles in the United States of America.

3.  SHARE CAPITAL

Share capital comprised:

                                                   1995          1996
                                                   ----          ----
Authorized

50,000 ordinary shares of $1 each                $50,000       $50,000
                                                 =======       =======
Issued and fully paid

2 ordinary shares of $1 each                     $     2       $ 8,048
                                                 =======       =======

During 1995, 2 ordinary shares of $1 each were issued at $7,500 each resulting in a share premium of $14,998. During 1996, 8,046 additional ordinary shares of $1 each were issued at par.

4.  SUBSEQUENT EVENT

Subsequent to year end, the Company entered into a merger agreement with Bureau of Electronic Publishing, Inc. ("BEPI"), a company incorporated in the United States, JCFC and BEPI Acquisition Corporation ("BEPI Acquisition"), a company incorporated in the British Virgin Islands and a wholly owned subsidiary of BEPI. Pursuant to the merger agreement, the shareholders of the Company will transfer their entire interests in the Company to BEPI Acquisition and will, in return, receive an aggregate of 833,671.66 shares of Class A Preferred Stock of BEPI.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED
                 ============================================

                 FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996

                        TOGETHER WITH AUDITORS' REPORT

                     [LETTERHEAD OF ARTHUR ANDERSEN & CO]

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Jinan Da Yang Chemical Fibre Company Limited

We have audited the accompanying balance sheet of Jinan Da Yang Chemical Fibre Company Limited (a company incorporated in the People's Republic of China) as of December 31, 1996, and the related statements of expenditures, cash flows and changes in investors' equity for the period from March 27, 1996 (date of incorporation) to December 31, 1996, expressed in Chinese Renminbi. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jinan Da Yang Chemical Fibre Company Limited as of December 31, 1996 and the results of its operations and cash flows for the period from March 27, 1996 (date of incorporation) to December 31, 1996, in conformity with generally accepted accounting principles in the United States of America.

Hong Kong,
April 1, 1997.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                           STATEMENT OF EXPENDITURES

          FOR THE PERIOD FROM MARCH 27, 1996 (DATE OF INCORPORATION)

                             TO DECEMBER 31, 1996

                                                      Rmb           US$

Operating expenses                                (640,525)      (77,214)

Provision for income taxes                               -             -
                                                  --------       -------
Net loss, carried forward                         (640,525)      (77,214)
                                                  ========       =======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                    BALANCE SHEET AS OF DECEMBER 31, 1996

                                                   Rmb             US$
ASSETS

Fixed assets, net                              116,255,214      14,014,250
                                               ===========      ==========
INVESTORS' EQUITY

Share capital                                  116,895,739      14,091,464
Accumulated deficit                               (640,525)        (77,214)
                                               -----------      ----------
Total investors' equity                        116,255,214      14,014,250
                                               ===========      ==========

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                           STATEMENT OF CASH FLOWS

          FOR THE PERIOD FROM MARCH 27, 1996 (DATE OF INCORPORATION)

                             TO DECEMBER 31, 1996

                                                         Rmb          US$
Cash flows from operating activities:
Net loss                                              (640,525)     (77,214)
Adjustment to reconcile net loss to net changes in
  cash and cash equivalents
Depreciation of machinery and equipment                640,525       77,214
                                                      --------      -------
Net changes in cash and cash equivalents                     -            -
                                                      ========      =======

  The accompanying notes are an integral part of these financial statements.

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                  STATEMENT OF CHANGES IN INVESTORS' EQUITY

          FOR THE PERIOD FROM MARCH 27, 1996 (DATE OF INCORPORATION)

                             TO DECEMBER 31, 1996

                                                   Accumulated
                                      Capital        deficit           Total
                                      -------      -----------         -----
                                        Rmb            Rmb              Rmb
Contribution from a joint venture
  partner                          116,895,739              -       116,895,739

Net loss                                     -       (640,525)         (640,525)
                                   -----------       --------       -----------
Balance as of December 31, 1996    116,895,739       (640,525)      116,255,214
                                   ===========       ========       ===========

                 JINAN DA YANG CHEMICAL FIBRE COMPANY LIMITED

                      NOTES TO THE FINANCIAL STATEMENTS

1.  ORGANIZATION AND PRINCIPAL ACTIVITY

Jinan Da Yang Chemical Fibre Company Limited (the "Company") was incorporated in the People's Republic of China (the "PRC") on March 27, 1996 as a Sino-foreign equity joint venture enterprise.

Based on a joint venture agreement dated February 9, 1996 between Pacific Chemical Group Limited ("Pacific Chemical"), a company incorporated in the British Virgin Islands and Jinan Chemical Fibre Corporation ("JCFC"), a company incorporated in the PRC, the Company was established. Pursuant to the aforesaid agreement, Pacific Chemical will pay US$14,995,000 in cash as its capital contribution for 51% of the equity interest in the Company. JCFC will own 49% of the equity interest in the Company and will contribute to the Company part of its production facilities and other assets including certain machinery and equipment, valued at US$14,425,000, based on PRC regulations as its capital investment. JCFC has also agreed to lease to the Company certain production equipment, land and buildings of Plant One with an estimated valuation of approximately Rmb 259 million for an annual payment of Rmb 35,083,000 for a period of three years. The rental charges will be adjusted and mutually agreed by JCFC and Pacific Chemical after the initial three years' rental period. The Company will also succeed to the business of manufacturing and sale of Purified Terephthalic Acid ("PTA") currently conducted by a production plant of JCFC.

During the period, JCFC contributed machinery and equipment of valued at US$14,425,000 to the Joint Venture. However, as of December 31, 1996, the injection of assets by Pacific Chemical and the transfer of operations of a production plant of JCFC to the Company had not been completed. The machinery and equipment injected by JCFC to the Company is being used by JCFC for its own operations without charge pending completion of the capital contribution by Pacific Chemical.

Other key provisions of the joint venture agreement and related supplemental agreements between JCFC and Pacific Chemical included the following:

o the joint venture period of the Company is 50 years commencing from the formation of the Company on March 27, 1996;

o the profit and loss sharing ratio of the Company is the same as the percentage of equity interests held by the respective investors;

o the Company's Board of Directors consists of 7 members; 3 designated by JCFC and 4 designated by Pacific Chemical;

o the production of the Company will first serve the demand of JCFC's annual production requirements;

o the Company will guarantee approximately 70,000 tons of PTA per annum to supply to JCFC at sales prices set by the PRC Price Bureau;

o JCFC will provide management and administrative services to the Company for a management fee; and

o JCFC will transfer to the Company the right to use electricity and water, and the Company will pay JCFC a one-off license and know-how fee for the use of certain fixed assets of JCFC. The total cost to the Company will be approximately Rmb 62.6 million; and

o JCFC will purchase certain raw materials for the Company. Such raw materials will be sold to the Company based on the prevailing market prices of such raw materials at the date of utilization for production by the Company.

The Company conducts its operations in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, political, economic and legal environments and foreign currency exchange. These risks are described further in the following paragraphs:

a.  Political Environment

    The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by, among other things, changes in governmental policies with respect to laws and regulations, inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation. While the PRC government is expected to continue its economic reform policies, many of the reforms are new or experimental and may be refined or changed. It is also possible that a change in the PRC leadership could lead to changes in economic policy.

b.  Economic Environment

    The economy of the PRC differs significantly from the United States economy in many respects, including its structure, levels of development and capital reinvestment, growth rate, government involvement, resource allocation, self- sufficiency, rate of inflation and balance of payments position. The adoption of economic reform policies since 1978 has resulted in a gradual reduction in the role of state economic plans in the allocation of resources, pricing and management of such assets, an increased emphasis on the utilization of market forces, and rapid growth in the PRC economy. However, such growth has been uneven among various regions of the country and among various sectors of the economy.

b.  Economic Environment (Cont'd)

    In recent years, the PRC economy has experienced periods of rapid economic expansion and high rates of inflation, which have led to the adoption by the central government from time to time of various corrective measures designed to regulate growth and contain inflation. High inflation may cause the government to take other actions which could inhibit economic activity in the PRC and may thereby delay planned expansion. Such actions could adversely affect the Company's results of operations and expansion plans.

c.  Legal Environment

    The PRC's legal system is based on written statutes under which prior court decisions may be cited as authority but do not have binding precedential effect. The PRC's legal system is relatively new, and the government is still in the process of developing a comprehensive system of laws, a process that has been ongoing since 1979. Considerable progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. Such legislation has significantly enhanced the protection afforded to foreign investors. However, experience with respect to the implementation, interpretation and enforcement of such laws is limited.

d.  Foreign Currency Exchange

    The Company expects that substantially all of its revenue will be denominated in Renminbi. A portion of the future profits of the Company, if any, will need to be converted to other currencies to meet its foreign currency obligations such as payment of dividends declared. Both the conversion of Renminbi into foreign currencies and the remittance of foreign currencies abroad require PRC government approvals.

    No assurance can be given that the Company will be able to convert sufficient amounts of foreign currencies in the PRC foreign exchange market in the future for payment of dividends.

2.  BASIS OF PRESENTATION

    The accompanying financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the accounting principles and other relevant financial regulations applicable to Sino-foreign equity joint venture enterprises as established by the Ministry of Finance of the PRC.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Taxation

    Pursuant to the relevant income tax laws applicable to Sino-foreign equity joint venture enterprises in the PRC, the Company is subject to PRC income taxes at the applicable tax rate (currently 33%) on the taxable income as reported in its statutory accounts. In accordance with the provisions of the same income tax laws, the Company will be fully exempted from income taxes for two years starting from the first profit-making year followed by a 50% reduction for the next three years.

b.  Fixed Assets and Depreciation

    Machinery and equipment are stated at cost less accumulated depreciation. Depreciation of machinery and equipment is computed using the straight-line method over the assets' estimated useful lives of 14 years after taking into account the estimated residual value of 5% of the costs of the fixed assets.

c.  Use of Estimates

    The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

4.  FIXED ASSETS

Machinery and equipment comprised:

                                           Rmb              US$

Machinery and equipment                116,895,739       14,091,464

Less: Accumulated depreciation            (640,525)         (77,214)
                                       -----------       ----------
Net book value                         116,255,214       14,014,250
                                       ===========       ==========

The Company will be granted the right to use the parcel of land and buildings presently occupied by a production plant of JCFC for an annual rental of Rmb 506,000 and Rmb 2,345,000 respectively. The rental period is not specified in the agreement.

                  JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE
                  ============================================


                  UNAUDITED PRO FORMA FINANCIAL INFORMATION OF

                     BUREAU OF ELECTRONIC PUBLISHING, INC.

           INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

                     BUREAU OF ELECTRONIC PUBLISHING, INC.

The unaudited pro forma consolidated statement of income from continuing operations of Bureau of Electronic Publishing, Inc., a company incorporated in the United States of America, for the year ended December 31, 1996 and the unaudited pro forma consolidated balance sheet as of December 31, 1996 have been prepared to give effect to (i) the formation of Jinan Da Yang Chemical Fibre Company Limited ("Jinan Da Yang"), a joint venture between Jinan Chemical Fibre Corporation ("JCFC") and Pacific Chemical Group Limited ("Pacific Chemical"), pursuant to a joint venture agreement dated February 9, 1996 and related supplemental agreements; (ii) the transfer of operations from Jinan Chemical Fibre Corporation - Plant One ("Plant One") to Jinan Da Yang and (iii) the exchange of shares between Bureau of Electronic Publishing, Inc. and Pacific Chemical pursuant to an agreement dated January 23, 1997, in which the shareholders of Pacific Chemical agreed to transfer their entire interests in Pacific Chemical to a wholly owned subsidiary of Bureau of Electronic Publishing, Inc. in exchange for 833,671.66 shares of Class A Preferred Stock of Bureau of Electronic Publishing, Inc. The unaudited pro forma statement of income and balance sheet are based upon the historical financial statements of Bureau of Electronic Publishing, Inc, Pacific Chemical, Jinan Da Yang and Plant One after giving effect to the pro forma adjustments described in the notes thereto as if the formation of Jinan Da Yang, the transfer of operations from Plant One to Jinan Da Yang and the share exchange between Bureau of Electronic Publishing, Inc. and Pacific Chemical had occurred on January 1, 1996 and December 31, 1996, respectively.

The unaudited pro forma statements do not purport to represent what the results of operations and the financial position of Bureau of Electronic Publishing, Inc. would actually have been if the events described above had in fact occurred on January 1, 1996 or December 31, 1996, or to project the results of operations of Bureau of Electronic Publishing, Inc. for any future period.

The unaudited pro forma statements should be read in conjunction with the historical financial statements of Bureau of Electronic Publishing, Inc., Pacific Chemical, Jinan Da Yang and Plant One, including the notes thereto.

                    HISTORICAL STATEMENTS OF EXPENDITURES OF

                 PACIFIC CHEMICAL GROUP LIMITED, JINAN DA YANG

                       CHEMICAL FIBRE COMPANY LIMITED AND

               JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE, AND

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                           FROM CONTINUING OPERATIONS

                    OF BUREAU OF ELECTRONIC PUBLISHING, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (Amounts in thousands)

                              Historical Statement of
                                    Expenditure
                         ------------------------------------
                                     Jinan Da                                                Pro forma
                                     Yang        Jinan                                      Consolidated
                          Pacific    Chemical    Chemical                                Statement of Income
                          Chemical   Fibre       Fibre                                      of Bureau of
                          Group      Company     Corporation-            Pro forma           Electronic
                          Limited    Limited     Plant One      Note     Adjustment       Publishing, Inc.
                          ---------- ----------- ----------    -----    -----------    ----------------------
                             US$        Rmb         Rmb                   Rmb            Rmb        US$
Sales                              -          -           -     (1)        603,806       603,806     72,787
                          ---------- ----------- ----------                           ----------  -----------

Cost of goods sold                 -          -    (484,880)    (2)         16,918      (363,305)   (43,795)
                                                                (3)         (1,776)
                                                                (4)        (35,083)
                                                                (5)        141,516

General and
   administrative
   expenses                     (124)      (641)    (16,472)                             (18,142)    (2,187)
                          ---------- ----------- ----------                           ----------   ----------
       Total costs and
         expenses               (124)      (641)   (501,352)                            (381,447)   (45,982)
                          ---------- ----------- ----------                           ----------  ----------

(Loss) income from
   operations before
   income taxes                 (124)      (641)   (501,352)                             222,359     26,805


Provision for income
   taxes                           -          -           - (6)            -                   -          -
                          ---------- ----------- ----------                           ----------   ----------

(Loss) income before
   minority interests           (124)      (641)   (501,352)                             222,359     26,805

Minority interests                 -          -           - (7)      109,460            (109,460)   (13,195)
                          ---------- ----------- ----------                           ----------   ----------

       Net (loss)
         income                 (124)      (641)   (501,352)                             112,899     13,610
                          ========== =========== ==========                           ==========   ==========

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

               HISTORICAL BALANCE SHEETS/STATEMENT OF NET ASSETS

                    OF BUREAU OF ELECTRONIC PUBLISHING, INC,

                 PACIFIC CHEMICAL GROUP LIMITED, JINAN DA YANG

                       CHEMICAL FIBRE COMPANY LIMITED AND

               JINAN CHEMICAL FIBRE CORPORATION - PLANT ONE, AND

               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET OF

                     BUREAU OF ELECTRONIC PUBLISHING, INC.

                            AS OF DECEMBER 31, 1996

                             (Amounts in thousands)

                           Historical Balance Sheet/Statement of Net
                                            Assets
                         -----------------------------------------------
                                                 Jinan Da   Jinan
                         Bureau                  Yang       Chemical                              Pro forma
                         of          Pacific     Chemical   Fibre                             Consolidated Balance
                         Electronic  Chemical    Fibre      Corporation-         Pro           Sheet of Bureau of
                         Publishing, Group       Company      Plant              forma             Electronic
                         Inc.        Limited     Limited       One        Note   Adjustment     Publishing, Inc.
                         ----------  ----------- ---------- ----------    ------ ----------   ----------------------
                            US$         US$         Rmb        Rmb                 Rmb        Rmb        US$
ASSETS

Current assets
   Cash at bank and on          728          21           -          -    (8)     124,391    130,604     15,744
   hand
   Accounts receivable           70           -           -        173                           754         91
   Inventories and
   spare parts, net              34           -           -     45,755                        46,037      5,550
   Prepayments and
   other current
   assets                        22           -           -     16,666                        16,849      2,031
                         ----------  ----------- ---------- -----------                   ---------- -----------

   Total current assets         853          21           -     62,594                       194,244     23,416

Fixed assets, net                21           -     116,255    278,363    (9)   (278,363)    155,628     18,760
                                                                          (10)    38,558
Investment in joint
    venture                     226                                                            1,875        226

Other assets                      6                                                              50          6
                         ----------  ----------- ---------- -----------                  ---------- -----------

   Total assets                1107          21     116,255    340,957                      351,797     42,408
                         ----------  ----------- ---------- -----------                  ---------- -----------

LIABILITIES

Current liabilities
   Accounts payables            117         122           -     60,310                       62,293      7,509
   Accrued expenses &
   other liabilities            241           -           -      1,553                        3,552        428

   Amount due to JCFC             -           -           -          - (9)         1,372     39,930      4,814
                                                                       (10)       38,558
                         ----------  ----------- ---------- -----------                  ---------- -----------

   Total current
   liabilities                  358         122           -     61,863                      105,775     12,751
                         ----------  ----------- ---------- -----------                  ---------- -----------

Minority interest                 -           -           -          -  (9)      116,896    116,896     14,091
                         ----------  ----------- ---------- -----------                  ---------- -----------

INVESTORS' EQUITY
   (DEFICIT)

Share capital                     5           8     116,896          -  (7)     (116,896)   124,499     15,008
                                                                        (8)      124,391
Share                         8,103          15           -          -                       67,343      8,118
   preimium/Additional
   paid-in capital
Warrants                        335           -           -                                   2,779        335
                                                                     -
Accumulated deficit          (7,694)       (124)       (641)         -                      (65,495)    (7,895)
                         ----------  ----------- ---------- -----------                  ---------- -----------

 Investors' equity
 (deficit)                      749        (101)    116,255          -                      129,126     15,566
                         ----------  ----------- ---------- -----------                  ---------- -----------

Total liabilities and
   investors'
   (deficit) equity           1,107          21     116,255     61,863                      351,797     42,408
                         ==========  =========== ========== ===========                  ========== ===========

Translation of amounts from Renminbi (Rmb) into United States dollars (US$) for the convenience of the reader has been made at the rate of US$1.00=Rmb8.2955 announced by the Bank of China on March 17, 1997. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate on March 17, 1997 or at any other certain rate.

                     BUREAU OF ELECTRONIC PUBLISHING, INC.

                          NOTES TO UNAUDITED PRO FORMA

                       CONSOLIDATED FINANCIAL STATEMENTS

A description of pro forma adjustments is as follows:

(1) To record sales revenue in relation to the transfer of products to other production units of JCFC based on the sales prices set by the Price Bureau.

(2) To adjust for the decrease in depreciation expense based on the cost of fixed assets contributed by JCFC to Jinan Da Yang.

(3) To adjust for additional utility charges imposed by JCFC for the supply of utilities to Jinan Da Yang.

(4) To record operating lease rentals in respect of land, buildings and equipment which will be leased to Jinan Da Yang.

(5) To adjust for the changes in production costs as a result of the purchase of a major raw material, P-Xylene directly from JCFC based on the prevailing market prices at the dates of production. The market prices of P-Xylene used for computation of this pro forma adjustment are based on prices quoted on a confirmation reply from a major supplier of JCFC.

(6) Under the Income Tax Law of the People's Republic of China (the "PRC") concerning Enterprises with Foreign Investments and Foreign Enterprises and related regulations, a Sino-foreign joint venture may, on application with the relevant tax bureau, be eligible for a tax holiday. If Jinan Da Yang qualifies for a tax holiday, it will be exempted from PRC income tax for two years starting from the first profitable year of operations and 50% reduction in the three years thereafter. No provision for income taxes has been made in the unaudited pro forma consolidated statement of income on the basis that Jinan Da Yang would have been eligible for a tax holiday in 1996.

         Jinan Da Yang may also be liable to other taxes such as business tax and other local taxes.

(7)      To record minority interests of JCFC.

(8) Neither Bureau of Electronic Publishing, Inc. nor Pacific Chemical currently has the financial resources to make the US$14,995,000 capital contribution to Jinan Da Yang and must seek external financing. The pro forma financial statements assume this financing will be in the form of additional capital contributions from the existing shareholders of Bureau of Electronic Publishing, Inc. or Pacific Chemical. There is no assurance that Bureau of Electronic Publishing, Inc. or Pacific Chemical will be successful in raising the funds required to make its capital contribution. Accordingly, there is no assurance that Jinan Da Yang will become operational.

(9) To record the amount due to JCFC assuming the transfer of all assets and liabilities directly related and/or attributable to Plant One other than fixed assets.

(10) To record the one-off license and know-how fee for the use of certain fixed assets of Plant One to be transferred from Plant One to Jinan Da Yang.